Exhibit (d)(v)

REGISTRATION RIGHTS AGREEMENT
by and between
JS ACQUISITION, LLC
ALDEN MEDIA HOLDINGS, LLC
and
JEFFREY H. SMULYAN
Dated as of ____, 2010

ii

REGISTRATION RIGHTS AGREEMENT1
     REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of                     , 2010, by and between JS Acquisition, LLC, an Indiana limited liability company (together with any successor or assignee thereof as a result of a Reconstitution (as defined below), the “Company”), Alden Media Holdings, LLC, a Delaware limited liability company, and Jeffrey H. Smulyan, an individual.
     WHEREAS, pursuant to Section 10.2 of the Amended and Restated Operating Agreement of the Company, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Operating Agreement”), each of the Smulyan Members and the Alden Members (as each such term is defined in the Operating Agreement and, together, the “Primary Stockholders”) are entitled to (i) cause the Company to effect an Initial Public Offering (as defined below) and (ii) certain registration rights in connection therewith as set forth in this Agreement, in each case, in accordance with the terms and subject the conditions set forth therein;
     WHEREAS, pursuant to Section 10.2 of the Operating Agreement, (i) the Company may be restructured into a corporation or other organizational entity for the purposes of effecting an Initial Public Offering (the “Reconstitution”) and (ii) in such Reconstitution, the Primary Stockholders shall be issued shares of Common Stock (as defined below) in respect of their Common Interests (as such term is defined in the Operating Agreement);
     NOW, THEREFORE, in consideration of the mutual covenants and agreements entered into herein, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I
DEFINITIONS .
     Section 1.1 Certain Definitions.
     (a) For all purposes of this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):
     “Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of

[1]	This Agreement to be entered at the closing simultaneously with the Operating Agreement.

such Person, whether through the ownership of voting or other securities, by contract or otherwise.
     “Board of Directors” means the board of directors of the Company.
     “Business Day” means a day other than Saturday, Sunday or any day on which banks located in New York, New York are authorized or obligated by law to close.
     “Commission” means the Securities and Exchange Commission.
     “Common Stock” means the common stock of the Company, any other common equity security issued in exchange for Common Interests in the Reconstitution or any other capital stock of the Company into which such stock is reclassified or reconstituted.
     “Designated Holder” means each of the Primary Stockholders and any transferee (whether direct or indirect) of any of the foregoing to whom Registrable Securities have been transferred in accordance with Article IX of the Operating Agreement, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S promulgated under the Securities Act.
     “Designated Holder Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of the relevant Designated Holder or used or referred to by such Designated Holder in connection with the offering of Registrable Securities.
     “Disclosure Package” means, with respect to any offering of securities, (i) the preliminary Prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).
     “FINRA” means the Financial Industry Regulatory Authority.
     “Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.
     “Initial Public Offering” means the initial public offering of any shares of Common Stock pursuant to an effective Registration Statement.
     “IPO Effectiveness Date” means the date upon which the Company closes its Initial Public Offering.
     “Permitted Transferee” has the meaning set forth for such term in the Operating Agreement.

     “Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.
     “Prospectus” means any “prospectus” as defined in Rule 405 promulgated under the Securities Act.
     “Registrable Class Securities” means the Registrable Securities and any other securities of the Company that are of the same class as the relevant Registrable Securities.
     “Registrable Securities” means each of the following: (i) any and all shares of Common Stock owned by the Designated Holders; and (ii) any shares of Common Stock issued or issuable to any of the Designated Holders with respect to the Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Common Stock issuable upon conversion, exercise or exchange thereof.
     “Registration Statement” means a registration statement filed pursuant to the Securities Act.
     “Securities Act” means the Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder.
     “Shelf Registration” means a registration, under the Securities Act on Form S-3 in an offering on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act.
     “Transfer” means, with respect to any security, the offer for sale, sale, pledge, transfer or other disposition or encumbrance (or any transaction or device that is designed to or could be expected to result in the transfer or the disposition by any Person at any time in the future) of such security, and shall include the entering into of any swap, hedge or other derivatives transaction or other transaction that transfers to another in whole or in part any rights, economic benefits or risks of ownership, including by way of settlement by delivery of such security or other securities in cash or otherwise.
     “underwritten public offering” of securities means a public offering of such securities registered under the Securities Act in which an underwriter, placement agent or other intermediary participates in the distribution of such securities.
     (b) The following capitalized terms are defined in the following Sections of this Agreement:

Term	Section
Agreement	Preamble
Approved Underwriter	3.6
Company	Preamble
Company Underwriter	4.1
Demand Registration	3.1
Holders’ Counsel	5.1 (a)
Incidental Registration	4.1
Indemnified Party	7.3
Indemnifying Party	7.3
Initiating Holders	3.1
Inspectors	5.1 (h)
Liability	7.1
Lock-up Agreements	6.1
Long-Form Registration.	3.1
Operating Agreement	Recitals
Primary Stockholders	Recitals
Reconstitution	Recitals
Records	5.1 (h)
Short-Form Registration	3.1
Valid Business Reason	3.2
ARTICLE II
GENERAL; SECURITIES SUBJECT TO THIS AGREEMENT.
     Section 2.1 Grant of Rights. The Company hereby grants registration rights to the Designated Holders upon the terms and conditions set forth in this Agreement.
     Section 2.2 Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) (A) the entire amount of the Registrable Securities owned by the relevant Designated Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Designated Holder, each in their reasonable judgment, without any limitation as to volume pursuant to Rule 144 promulgated under the Securities Act and (B) such Designated Holder owning such Registrable Securities owns less than 10% of the outstanding shares of Common Stock on a fully diluted basis, or (iii) the Registrable Securities are proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Agreement. Notwithstanding the foregoing, if such Designated Holder owns less than 10% but more than 5% of the outstanding shares of Common Stock on a fully diluted basis, such

Designated Holder’s shares of Common Stock shall continue to be Registrable Securities for purposes of an Incidental Registration.
     Section 2.3 Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into, or exercisable or exchangeable for, Registrable Securities whether or not such purchase, conversion, exercise or exchange has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion, exercise or exchange of another security shall be deemed outstanding for the purposes of this Agreement.
ARTICLE III
DEMAND REGISTRATION.
     Section 3.1 Request for Demand Registration. The Designated Holders (the “Initiating Holders”) may make a written request to the Company to register, and the Company shall register in accordance with the terms of this Agreement, the sale of the number of Registrable Securities stated in such request under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8), at the election of the Initiating Holders, (i) on Form S-1 or any similar long-form registration (a “Long-Form Registration”) or (ii) on Form S-3 or any similar short-form registration (other than a Shelf Registration), if such a short-form is then available to the Company (a “Short-Form Registration” and, together with a Long-Form Registration, a “Demand Registration”); provided, however, that the Company shall not be obligated to effect: (A), (1) an Initial Public Offering caused by the Alden Members pursuant to Section 10.2(d) of the Operating Agreement prior to the fifth anniversary of the date hereof, (2) with respect to any IPO Effectiveness Date occurring prior to the fifth anniversary of the date hereof, any Demand Registration by the Alden Members prior to the date that is six months after such IPO Effectiveness Date, (3) any Demand Registration by the Smulyan Members with respect to any Initial Public Offering prior to the later of (I) date that is six months after the IPO Effectiveness Date or (II) such time as the Alden Members no longer own any Series A Preferred Interests (as defined in the Operating Agreement) or Junior Subordinated Notes (as defined in the Operating Agreement), (4) any Demand Registration by any transferee of the Primary Stockholders (other than a Permitted Transferee) or (5) more than one such Demand Registration with respect to each of the Alden Members and the Smulyan Members thereby within any six-month period; or (B) a Demand Registration if the Initiating Holders propose to sell their Registrable Securities (and including any other Registrable Securities included pursuant to Section 3.3) at an anticipated aggregate offering price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the Registration Statement with respect to such Registrable Securities and including any Registrable Securities subject to any applicable over-allotment option) to the public of less than (x) $25,000,000 in the case of a Long-Form Registration or (y) $15,000,000 in the case of a Short-Form Registration. For purposes of the preceding sentence, two or more Registration Statements filed in response to one demand for a Long-Form Registration shall be counted as one Long-Form Registration. Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof. The Initiating Holders shall be entitled to an unlimited number of Short-Form Registrations.
     Section 3.2 Limitations on Demand Registrations. If the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company (a “Valid Business Reason”), (i) the Company may postpone filing a Registration Statement relating to a Demand Registration until such Valid Business Reason no longer exists, and (ii) in case a Registration Statement has been filed relating to a Demand Registration, if the Valid Business Reason has not resulted from actions taken by the Company, the Company, upon the approval of a majority of the Board of Directors, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement, and such Demand Registration shall not be considered a Demand Registration for the purposes of Section 3.1(A)(3). The Company shall give written notice, which notice shall be signed by the Chairman of the Board of Directors of the Company, to all Designated Holders of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. If the Company gives notice of its determination to postpone or withdraw a Registration Statement pursuant to this Section 3.2, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, in the case of a Long-Form Registration, the period referred to in the second sentence of Section 3.4) by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 3.2 to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by and meeting the requirements of Section 5.1(a)(vi). Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing under this Section 3.2 due to a Valid Business Reason more than twice for a period of up to 90 days in any 12-month period.
     Section 3.3 Incidental or “Piggy-Back” Rights with Respect to a Demand Registration. Each of the Designated Holders (other than the Initiating Holders who have requested the relevant Demand Registration under Section 3.1) may offer such Designated Holder’s Registrable Securities under any such Demand Registration pursuant to this Section 3.3; provided that, until such time as the Alden Members no longer own any Series A Preferred Interests or Junior Subordinated Notes, the Smulyan Members may not offer Registrable Securities representing in excess of 5% of the outstanding Common Stock in any such Demand Registration. The Company shall (i) as promptly as practicable but in no event later than five days after the receipt of a request for a Demand Registration from any Initiating Holders, give written notice thereof to all of the Designated Holders (other than such Initiating Holders), which notice shall specify the number of Registrable Securities subject to the request for Demand Registration, whether such Demand Registration is a Short-Form Registration or Long-Form Registration, the names and notice information of the Initiating Holders and the intended method of disposition of such Registrable Securities and (ii) subject to Section 3.6, include in the Registration Statement filed pursuant to such Demand Registration all of the Registrable Securities requested by such Designated Holders for inclusion in such Registration Statement from whom the Company has received a written request for inclusion therein within 10 days after the receipt by such Designated Holders of such written notice referred to in clause (i) above. Each such request by such Designated Holders shall specify the number of Registrable Securities proposed to be registered and such Designated Holder shall send a copy of such request to the Initiating Holders. The failure of any Designated Holder to respond within such 10-day period referred to in clause (ii) above shall be deemed to be a waiver of such Designated Holder’s rights under this Section 3.3 with respect to such Demand Registration. Any Designated Holder may waive its rights under this Section 3.3 prior to the expiration of such 10-day period by giving written notice to the Company, with a copy to the Initiating Holders. If a Designated Holder sends the Company a written request for inclusion of part or all of such Designated Holder’s Registrable Securities in a registration, such Designated Holder shall not be entitled to withdraw or revoke such request without the prior written consent of the Company in the Company’s sole discretion unless, as a result of facts or circumstances arising after the date on which such request was made relating to the Company or to market conditions, such Designated Holder reasonably determines that participation in such registration is reasonably likely to have a material adverse effect on such Designated Holder.
     Section 3.4 Effective Demand Registration. The Company shall use its commercially reasonable efforts to cause any such Demand Registration to become effective not later than (i) 180 days after it receives a request under Section 3.1 for a Long-Form Registration and (ii) 45 days after it receives a request under Section 3.1 for a Short-Form Registration, and in each case to remain effective thereafter. A registration shall not constitute a Long-Form Registration until it has become effective and remains continuously effective for the lesser of (A) the period during which all Registrable Securities registered in the Long-Form Registration are sold and (B) 180 days; provided, however, that a registration shall not constitute a Long-Form Registration if (x) after such Long-Form Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency, court or other Person for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Long-Form Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holders.

     Section 3.5 Expenses. Except as provided in Section 5.4 hereof, the Company shall pay all Registration Expenses in connection with a Demand Registration, whether or not such Demand Registration becomes effective.
     Section 3.6 Underwriting Procedures. If the Company or the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders so elect, the Company shall use its commercially reasonable efforts to cause the offering made pursuant to such Demand Registration to be in the form of a firm commitment underwritten public offering, and the managing underwriter or underwriters for such offering shall be an investment banking firm or firms of national reputation selected to act as the managing underwriter or underwriters of the offering in accordance with Section 3.7 (each, an “Approved Underwriter”). In connection with any Demand Registration under this ARTICLE III involving an underwritten public offering, none of the Registrable Securities held by any Designated Holder making a request for inclusion of such Registrable Securities pursuant to Section 3.3 shall be included in such underwritten public offering unless such Designated Holder accepts the terms of the offering as reasonably agreed upon by the Company, the Initiating Holders and the Approved Underwriters, and then only in such quantity as will not, in the reasonable opinion of the Approved Underwriters, jeopardize the success of such offering by the Initiating Holders. If the Approved Underwriters advise the Company that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such registration only the aggregate amount of Registrable Securities that the Approved Underwriters believe may be sold without any such material adverse effect and shall reduce the amount of Registrable Securities to be included in such registration, first, as to the equity securities offered by the Company for its own account, second, as to any Designated Holders who are not Alden Members or Smulyan Members, as a group, if any, pro rata within each group based on the number of Registrable Securities owned by each such party, third, as to the Registrable Securities of the Smulyan Members who are not Initiating Holders, as a group, if any, pro rata within each group based on the number of Registrable Securities owned by each such party, fourth, as to the Alden Members who are not Initiating Holders, as a group, if any, pro rata within each group based on the number of Registrable Securities owned by each such party, and fifth, as to the Registrable Securities of the Initiating Holders, as a group, pro rata within each group based on the number of Registrable Securities owned by each such party.
     Section 3.7 Selection of Underwriters in a Demand Registration. If an offering of Registrable Securities made pursuant to any Demand Registration is in the form of an underwritten public offering, the Company shall select the Approved Underwriters; provided, however, that the Approved Underwriters shall, in any case, also be reasonably acceptable to the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders.

ARTICLE IV
INCIDENTAL OR “PIGGY-BACK” REGISTRATION.
     Section 4.1 Request for Incidental or “Piggy-Back” Registration. At any time after the IPO Effectiveness Date, if the Company proposes to file a Registration Statement with respect to an offering by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or a Shelf Registration in respect of the resale of convertible debt or the related underlying capital stock thereof) or for the account of any stockholder of the Company (other than for the account of any Designated Holder pursuant to ARTICLE III), then the Company shall give written notice of such proposed filing to each of the Designated Holders at least 20 days before the anticipated filing date, and such notice shall describe the proposed registration, offering price (or reasonable range thereof) and distribution arrangements, and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request (an “Incidental Registration”); provided that, until such time as the Alden Members no longer own any Series A Preferred Interests or Junior Subordinated Notes, the Smulyan Members may not register Registrable Securities representing in excess of 5% of the outstanding Common Stock in any such Incidental Registration. In connection with any Incidental Registration under this Section 4.1 involving an underwritten public offering, the Company shall use its commercially reasonable efforts (within 20 days after the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters (the “Company Underwriter”) to permit each of the Designated Holders who has requested in writing to participate in the Incidental Registration to include the number of such Designated Holder’s Registrable Securities specified by such Designated Holder in such offering on the same terms and conditions as the securities of the Company or for the account of such other stockholder, as the case may be, included therein. Any withdrawal of the Registration Statement by the Company for any reason shall constitute and effect an automatic withdrawal of any Incidental Registration related thereto. In connection with any Incidental Registration under this Section 4.1 involving an underwritten public offering, the Company shall not be required to include any Registrable Securities in such underwritten public offering unless the Designated Holders thereof accept the terms of the underwritten public offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter, and then only in such quantity as the Company Underwriter believes will not jeopardize the success of the offering by the Company. If the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Designated Holders have requested to be included would materially adversely affect the success of such offering, then the Company shall include in such Incidental Registration only the aggregate amount of Registrable Securities that the Company Underwriter believes may be sold without any such material adverse effect and shall reduce the amount of Registrable Securities to be included in such registration, first, the Registrable Securities to be offered for the account of any Designated Holders that are not Alden Members or Smulyan Members pursuant to this ARTICLE IV, as a group, pro rata based on the number of Registrable Securities owned by each such Designated Holder, second, the Registrable Securities to be offered for the account of the Smulyan Members pursuant to this ARTICLE IV, as a group, pro rata based on the number of Registrable Securities owned by each such Alden Member, third, the Registrable Securities to be offered for the account of the Alden Members pursuant to this ARTICLE IV, as a group, pro rata based on the number of Registrable Securities owned by each such Alden Member, and fourth, other securities requested to be included in such offering and fifth, securities to be offered for the account of the Company.
     Section 4.2 Expenses. Except as provided in Section 5.4 hereof, the Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this ARTICLE IV, whether or not such Incidental Registration becomes effective.
ARTICLE V
REGISTRATION PROCEDURES.
     Section 5.1 Obligations of the Company. Whenever registration of Registrable Securities has been requested or required pursuant to ARTICLE III or ARTICLE IV, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as promptly as practicable, and in connection with any such request or requirement, the Company shall:
     (a) prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; provided, however, that (A) before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including any documents incorporated by reference therein), or before using any Free Writing Prospectus, the Company shall provide counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration (“Holders’ Counsel”) and any other Inspector (as defined below) with an adequate and appropriate opportunity to review and comment on such Registration Statement, each Prospectus included therein (and each amendment or supplement thereto) and each Free Writing Prospectus to be filed with the Commission, subject to such documents being under the Company’s control, and (B) the Company shall notify the Holders’ Counsel and each seller of Registrable Securities pursuant to such Registration Statement of any stop order issued or threatened by the Commission and take all actions required to prevent the entry of such stop order or to remove it if entered;
     (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (A) 180 days and (B) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold;

     (c) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the Prospectus included in such Registration Statement (including each preliminary Prospectus), any Prospectus filed pursuant to Rule 424 promulgated under the Securities Act and any Free Writing Prospectus as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;
     (d) register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such registration or qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.1(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;
     (e) promptly notify each seller of Registrable Securities: (A) when a Prospectus, any Prospectus supplement, the Disclosure Package, any Free Writing Prospectus, a Registration Statement or a post-effective amendment to a Registration Statement has been filed with the Commission, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement, related Prospectus, Disclosure Package or Free Writing Prospectus or for additional information; (C) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; (E) of the existence of any fact or happening of any event of which the Company has knowledge which makes any statement of a material fact in such Registration Statement, related Prospectus, Disclosure Package or Free Writing Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement, Prospectus, Disclosure Package or Free Writing Prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such Prospectus, Disclosure Package or Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (F) of the determination by counsel of the Company that a post-effective amendment to a Registration Statement is advisable;
     (f) upon the occurrence of any event contemplated by Section 5.1(e)(E) or, subject to Section 3.2, the existence of a Valid Business Reason, as promptly as practicable, prepare a supplement or amendment to such Registration Statement, related Prospectus, Disclosure Package or Free Writing Prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such Registration Statement, Prospectus, Disclosure Package or Free Writing Prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such Prospectus, Disclosure Package or Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
     (g) enter into and perform customary agreements (including underwriting and indemnification and contribution agreements in customary form with the Approved Underwriter or the Company Underwriter, as applicable) and take such other commercially reasonable actions as are required in order to expedite or facilitate each disposition of Registrable Securities and shall provide all reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and other information meetings organized by the Approved Underwriter or Company Underwriter, if applicable, and causing counsel to the Company to deliver customary legal opinions in connection with any such underwriting agreements;
     (h) make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders’ Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement or related Prospectus or Disclosure Package. Records that the Company determines, in good faith, to be confidential shall not be disclosed to the Inspectors without a reasonable and customary agreement to keep such information confidential;
     (i) if such sale is pursuant to an underwritten public offering, obtain a “cold comfort” letter dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as Holders’ Counsel or the managing underwriter reasonably requests;
     (j) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;
     (k) with respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the Designated Holders of the Registrable Securities covered by such registration statement, which Free Writing Prospectuses or other materials shall be subject to the review of Holders Counsel;
     (l) within the deadlines specified by the Securities Act, make all required filings of all Prospectuses and Free Writing Prospectuses with the Commission;
     (m) within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby);
     (n) comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than 15 months after the effective date of the Registration Statement, an earnings statement covering a period of 12 months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
     (o) cause all such Registrable Securities to be listed on each securities exchange on which Registrable Class Securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;
     (p) keep Holders’ Counsel reasonably advised in writing as to the initiation and progress of any registration under ARTICLE III or ARTICLE IV and provide Holders’ Counsel with all correspondence with the Commission in connection with any such Registration Statement;
     (q) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA;

     (r) if such registration is pursuant to a Registration Statement on Form S-3 or any similar short-form registration, include in such Registration Statement such additional information for marketing purposes as the managing underwriter reasonably requests; and
     (s) take all other steps reasonably necessary to effect the registration and disposition of the Registrable Securities contemplated hereby.
     Section 5.2 Seller Obligations. In connection with any offering under any Registration Statement under this Agreement, each Designated Holder:
     (a) shall promptly furnish to the Company in writing such information with respect to such Designated Holder and the intended method of disposition of its Registrable Securities as the Company may reasonably request or as may be required by law for use in connection with any related Registration Statement or Prospectus (or amendment or supplement thereto) and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Holder not contain a material misstatement of fact or necessary to cause such Registration Statement or Prospectus (or amendment or supplement thereto) not to omit a material fact with respect to such Designated Holder necessary in order to make the statements therein not misleading;
     (b) shall comply with the Securities Act and the Exchange Act and all applicable state securities laws and comply with all applicable regulations in connection with the registration and the disposition of the Registrable Securities; and
     (c) shall not use any Free Writing Prospectus without the prior written consent of the Company.
     Section 5.3 Notice to Discontinue. Each Designated Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.1(e)(E), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder’s receipt of the copies of the supplemented or amended Prospectus or Free Writing Prospectus contemplated by Section 5.1(f) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Designated Holder’s possession, of the Prospectus or Free Writing Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including the period referred to in Section 5.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5.1(e)(E) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended Prospectus or Free Writing Prospectus contemplated by and meeting the requirements of Section 5.1(f).

     Section 5.4 Registration Expenses. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including (i) Commission and stock exchange and FINRA registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and expenses of Holders’ Counsel, any necessary counsel with respect to state securities law matters, counsel to the Company and of its independent public accountants, and any other accounting fees, charges and expenses incurred by the Company (including any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification) and any legal fees, charges and expenses incurred by the Designated Holders; provided, that, in any registration pursuant to ARTICLE III or ARTICLE IV the Company shall not be obligated to reimburse the Designated Holders or Holders’ Counsel for any amounts in excess of $50,000, in the aggregate, pursuant to this clause (iv); and (v) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration or piggy-back registration thereon, Incidental Registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective. All of the expenses described in the preceding sentence of this Section 5.4 are referred to herein as “Registration Expenses.” The Designated Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker’s commission or underwriter’s discount or commission relating to the registration and sale of such Designated Holders’ Registrable Securities and, subject to clause (iv) above, shall bear the fees and expenses of their own counsel.
ARTICLE VI
LOCK-UP AGREEMENTS.
     Section 6.1 Designated Holder Lock-up Agreements. To the extent (i) requested (A) by the Initiating Holders in the case of a non-underwritten public offering or (B) by the Approved Underwriters or the Company Underwriter, as the case may be, in the case of an underwritten public offering, and (ii) the Company and all of the Company’s officers, directors and holders in excess of 5% of its outstanding shares of capital stock execute agreements identical to or more restrictive than those referred to in this Section 6.1, each Designated Holder agrees (x) not to effect any Transfer of any Registrable Class Securities or any securities convertible into or exchangeable or exercisable for such Registrable Class Securities and (y) not to make any request for the registration of the Transfer of any Registrable Class Securities or any securities convertible into or exchangeable or exercisable for such Registrable Class Securities, in each case, during the period beginning on the filing date of the Registration Statement for such public offering and, unless otherwise mutually agreed upon by such Designated Holder and the requesting party, ending on the date that is 90 days after the date of the final Prospectus relating to such public offering (or such longer period if the Approved Underwriters or the Company Underwriter (as the case may be) deems such period reasonably necessary due to applicable regulations of FINRA), except as part of such public offering. Upon request by the Approved Underwriters or the Company Underwriter (as the case may be), each Designated Holder shall enter into customary lock-up agreements (“Lock-up Agreements”) on terms consistent with the preceding sentence. No Designated Holder subject to this Section 6.1 shall be released from any obligation under any agreement, arrangement or understanding entered into pursuant to this Section 6.1 unless all other Designated Holders subject to the same obligation are also released.
     Section 6.2 Company Lock-up Agreements. With respect to any Demand Registration, the Company shall not (except as part of such Demand Registration) effect any Transfer of Registrable Class Securities, or any securities convertible into or exchangeable or exercisable for Registrable Class Securities (except pursuant to a Registration Statement on Form S-8), during the period beginning on the filing date of any Registration Statement in which the Designated Holders are participating and ending on the date that is 90 days after date of the final Prospectus relating to such offering, except as part of such Demand Registration. Upon request by the Approved Underwriters or the Company Underwriter (as the case may be), the Company shall, from time to time, enter into Lock-up Agreements on terms consistent with the preceding sentence.
     Section 6.3 Additional Lock-up Agreements. With respect to each relevant offering, the Company shall use its commercially reasonable efforts to cause all of its officers, directors and holders of more than 5% of the Registrable Class Securities (or any securities convertible into or exchangeable or exercisable for such Registrable Class Securities) to execute lock-up agreements that contain restrictions that are no less restrictive than the restrictions contained in the Lock-up Agreements executed by the Company.
     Section 6.4 Third Party Beneficiaries in Lock-up Agreements. Any Lock-up Agreements executed by the Designated Holders pursuant to this ARTICLE VI shall contain provisions naming the Company as an intended third-party beneficiary thereof and requiring the prior written consent of the Company for any amendments thereto or waivers thereof. Any Lock-up Agreements executed by the Company, its officers, its directors or other stockholders pursuant to this ARTICLE VI shall contain provisions naming the selling stockholders in the relevant offering that are Designated Holders as intended third-party beneficiaries thereof and requiring the prior written consent of such stockholders holding a majority of the Registrable Securities for any amendments thereto or waivers thereof.
ARTICLE VII
INDEMNIFICATION; CONTRIBUTION.
     Section 7.1 Indemnification by the Company. The Company shall indemnify and hold harmless each Designated Holder, its stockholders, partners, members, directors, officers, Affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses, or any action or proceeding in respect thereof (including reasonable costs of investigation and reasonable attorneys’ fees and expenses) (each, a “Liability”) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, the Registration Statement, the Prospectus, any Free Writing Prospectus or in any amendment or supplement thereto, and (ii) the omission or alleged omission to state in the Disclosure Package, the Registration Statement, the Prospectus, any Free Writing Prospectus or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Disclosure Package, Registration Statement, Prospectus or preliminary prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Designated Holder (including the information provided pursuant to Section 5.2(a)) expressly for use therein.
     Section 7.2 Indemnification by Designated Holders. In connection with any offering in which a Designated Holder is participating pursuant to ARTICLE III, or ARTICLE IV, such Designated Holder shall indemnify and hold harmless the Company, each other Designated Holder, their respective directors, officers, other Affiliates and each Person who controls the Company, such other Designated Holders (within the meaning of Section 15 of the Securities Act) from and against any and all Liabilities arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, the Registration Statement, the Prospectus, any Designated Holder Free Writing Prospectus or in any amendment or supplement thereto, and (ii) the omission or alleged omission to state in the Disclosure Package, the Registration Statement, the Prospectus, any Designated Holder Free Writing Prospectus or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case, to the extent such Liabilities arise out of or are based upon written information furnished by such Designated Holder or on such Designated Holder’s behalf expressly for inclusion in the Disclosure Package, the Registration Statement, the Prospectus or any amendment or supplement thereto relating to the Registrable Securities (including the information provided pursuant to Section 5.2(a)); provided, however, that the obligation to indemnify shall be individual, not joint and several, for each Designated Holder and the total amount to be indemnified by such Designated Holder pursuant to this Section 7.2 shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Holder in the offering to which the Registration Statement, Prospectus, Disclosure Package or Designated Holder Free Writing Prospectus relates.
     Section 7.3 Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the “Indemnified Party”) shall give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there may be one or more legal defenses available to the Indemnified Party which are different from those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the written consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.
     Section 7.4 Contribution. If the indemnification provided for in this ARTICLE VII from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’

relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 7.1, Section 7.2 and Section 7.3, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, that the total amount to be contributed by such Designated Holder shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Holder in the offering. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
ARTICLE VIII
EXCHANGE ACT REPORTING AND RULE 144.
The Company covenants that from and after the IPO Effectiveness Date it shall (a) file any reports required to be filed by it under the Exchange Act and (b) take such further action as each Designated Holder may reasonably request (including providing any information necessary to comply with Rule 144 promulgated under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time, or Regulation S promulgated under the Securities Act or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any Designated Holder, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.
ARTICLE IX
MISCELLANEOUS.
     Section 9.1 Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Common Stock, and (ii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to assume this Agreement or enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.
     Section 9.2 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
     Section 9.3 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.
     (a) Any claim arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any Federal court in the State of New York, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such claim, that it is not subject personally to the jurisdiction of such court, that the claim is brought in an inconvenient forum, that the venue of the claim is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such claim.
     (b) Any and all service of process and any other notice in any such claim shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.
     (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY.
     (d) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE WAIVER IN Section 9.3(c), (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) SUCH PARTY MAKES SUCH WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, AGREEMENTS AND CERTIFICATIONS IN Section 9.3(c) AND THIS Section 9.3(d).
     Section 9.4 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given

(a) on the day of delivery if delivered in person, or if delivered by facsimile upon confirmation of receipt (except if such facsimile is not received during regular business hours, then the Business Day following the date of receipt), (b) on the first Business Day following the date of dispatch if sent for overnight delivery via a nationally recognized express courier service or (c) on the date actually received if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated by notice given in accordance with this Section 9.4 by the party to receive such notice:
     (a) if to the Alden Members, to:
c/o Alden Global Capital
885 Third Avenue
New York, NY 10022
Attention: General Counsel
Facsimile: (212) 702-0145
with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attention: Stephen M. Banker
Facsimile: (917) 777-2760
     (b) if to the Smulyan Members or the Company, to:
c/o Taft Stettinius & Hollister LLP
One Indiana Square, Suite 3500
Indianapolis, Indiana 46204
Attention: James A. Strain
Facsimile: (317) 713-3460
with a copy to:
Paul, Weiss, Rifkind, Wharton
 & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: James M. Dubin
     Kelley D. Parker
Facsimile: (212) 757-3990
     Section 9.5 Entire Agreement. This Agreement, the Operating Agreement and any other collateral agreements executed in connection with the consummation of the transactions contemplated hereby, contain the entire agreement among the parties with respect to matters contemplated herein and supersede all prior agreements, written or oral, with respect thereto.
     Section 9.6 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company, (ii) the Alden Members holding Registrable Securities representing (after giving effect to any adjustments) at least a majority of the aggregate number of Registrable Securities owned by all of the Alden Members and (iii) the Smulyan Members holding Registrable Securities representing (after giving effect to any adjustments) at least a majority of the aggregate number of Registrable Securities owned by all of the Smulyan Members. Any such written consent shall be binding upon the Company and all of the Designated Holders.
     Section 9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any conflict of laws rules thereof that might indicate the application of the laws of any other jurisdiction.
     Section 9.8 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The Demand Registration rights and requirements and related rights of the Designated Holders contained in ARTICLE III and the incidental or “piggy-back” registration rights of the Designated Holders contained in Section 3.3 and ARTICLE IV, shall be (i) with respect to any Registrable Security that is transferred to a Permitted Transferee of a Designated Holder, transferred to such Permitted Transferee without the consent of the Company and (ii) with respect to any Registrable Security that is transferred in all cases to a transferee that is not a Permitted Transferee, transferred only in accordance with Article IX of the Operating Agreement. At the time of the transfer of any Registrable Security as contemplated by this Section 9.8, such transferee shall execute and deliver to the Company an instrument, in form and substance reasonably satisfactory to the Company, to evidence its agreement to be bound by, and to comply with, this Agreement as an Alden Member or Smulyan Member, as the case may be. All of the obligations of the Company hereunder shall survive (i) any Reconstitution and (ii) any transfer of Registrable Securities in accordance with this Section 9.8.
     Section 9.9 Usage. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their plural or singular forms, respectively. Unless otherwise expressly provided, the words “include,” “includes” and “including” do not limit the preceding words or terms and shall be deemed to be followed by the words “without limitation.” The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and the phrase shall not mean simply “if”. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated.
     Section 9.10 Articles and Sections. All references herein to Articles and Sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. The table of contents, index of defined terms and Article and Section headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
     Section 9.11 Interpretation. The parties acknowledge and agree that (a) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties, regardless of which party was generally responsible for the preparation of this Agreement. Any statute, regulation, or other law defined or referred to herein (or in any agreement or instrument that is referred to herein) means such statute, regulation or other law as, from time to time, may be amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a person also refer to its predecessors and permitted successors and assigns.
     Section 9.12 Severability of Provisions. If any provision or any portion of any provision of this Agreement shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement shall not be affected thereby. If the application of any provision or any portion of any provision of this Agreement to any Person or circumstance shall be held invalid or unenforceable, the application of such provision or portion of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.
     Section 9.13 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.
     Section 9.14 No Personal Liability. This Agreement (and each agreement, certificate and instrument delivered pursuant hereto) shall not create or be deemed to create or permit any personal liability or obligation on the part of any officer, director, employee, agent, representative or investor of any party hereto.
     Section 9.15 No Third Party Beneficiaries. No provision of this Agreement is intended to, or shall, confer any third party beneficiary or other rights or remedies upon any Person other than the parties hereto.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

JS ACQUISITION, LLC
By:
Name:
Title:

ALDEN MEDIA HOLDINGS, LLC
By:
Name:
Title:

JEFFREY H. SMULYAN

[Signature Page to Registration Rights Agreement]